Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT

TO PURCHASE ORDINARY SHARES

OF

MER TELEMANAGEMENT SOLUTIONS LTD.

Issue Date: July 21, 2021

THIS CERTIFIES that Roy Hess (the “Holder”), has the right to purchase from MER TELEMANAGEMENT SOLUTIONS LTD., a company organized under the laws of the State of Israel, with headquarters located at 14 Hatidhar Street, Ra΄anana 4366516, Israel (the “Company”), up to 50,000 fully paid and nonassessable Ordinary Shares of the Company, nominal value NIS 0.03 (the “Ordinary Shares”), subject to adjustment as provided herein, with no exercise price (i.e., an exercise price equal to $0), at any time and from time to time beginning on the Commencement Date (as defined below) and ending at 6:00 p.m., eastern time, on the date that is three years following the Issue date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”).

1. Exercise.

(a) Right to Exercise. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the earliest to occur of: (i) the consummation of an M&A or reverse merger transaction (where current shareholders of the Company will hold less than 50% of the shares of the Company), or (ii) the date of consummation of the transactions contemplated by the Agreement and Plan of Merger, dated April 15, 2021, by and among the Company, SL Acquisition Corp. and SharpLink, Inc. (as applicable, the “Commencement Date”) and ending on the Expiration Date as to all or any part of the Ordinary Shares covered hereby (the “Warrant Shares”).

(b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile or electronic mail transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”). The Exercise Notice shall also state the name or names (with address) in which the Ordinary Shares that are issuable on such exercise shall be issued. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. In the case of a dispute as to the calculation of the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 5 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) [Deleted]

(d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of Ordinary Shares with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall (A) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, and (B) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A) or (B) being referred to as athe “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

3. [Deleted].

4. [Deleted].

5. Anti-Dilution Adjustments; Distributions; Other Events. The number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the number of Warrant Shares required herein results in a fraction of an Ordinary Share, the number of Warrant Shares shall be rounded up or down to the nearest whole Ordinary Share.

(a) Subdivision or Combination of Ordinary Shares. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the number of Warrant Shares underlying the Warrant immediately prior to such subdivision will be proportionately increased. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the number of Warrant Shares underlying the Warrant immediately prior to such combination will be proportionally decreased.

(b) Distributions. If the Company shall declare or make any distribution of cash or any other assets (or rights to acquire such assets) to holders of Ordinary Shares, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company’s shareholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver to such Holder the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Determination Date therefor of a number of Ordinary Shares into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such exercise).

(c) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Ordinary Shares) then, wherever appropriate, all references herein to Ordinary Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

7. Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

8. Taxes.

The Holder acknowledges that the grant of the Warrant, the issue of the Warrant Shares and the execution and/or performance of this Warrant may have tax consequences to the Holder and that the Company is not able to ensure or represent to the Holder the nature and extent of such tax consequences. The Company shall not pay any taxes payable by the Holder and the Holder shall indemnify the Company, without derogating from the Holder’s obligation to pay such amounts, for any and all charges or payments as aforesaid. The Company shall withhold required taxes pursuant to applicable law on payments to the Holder under this Warrant, unless the Holder shall provide the Company with written confirmation of withholding tax exemption in the form prescribed by law.

9. Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

10. Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile or electronic mail transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Mer Telemanagement Solutions Ltd.

14 Hatidhar Street, P.O. Box 2112

Ra΄anana 4366516, Israel

Fax:           972-9-7777-566

Attn:        CFO

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

11. Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

12. Restrictions.

The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws unless the Holder complies with Rule 144.

13. Amendments.

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

14. Entire Agreement.

This Warrant document constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant document supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

15. Acceptance.

Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16. No Transfer of Warrant.

Transfer of Warrant. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, other than transfers mandated by law, such as by inheritance. In the event of a transfer permitted pursuant to this Warrant, the new holder will be deemed to be a “Holder” for all intents and purposes.

17. Headings.

The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

MER TELEMANAGEMENT SOLUTIONS LTD.

By:	/s/ Haim Mer
Name:	Haim Mer
Title:	Chairman

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase of the Ordinary Shares (“Warrant Shares”) of MER TELEMANAGEMENT SOLUTIONS LTD. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Date: ______________________

___________________________________

Name of Holder

By:
Name:
Title: